UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

FIRSTPLUS FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-27750	75-2561085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 W. John Carpenter Freeway, Suite 450, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 717-7969

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination a Material Definitive Agreement.

On November 30, 2007, the Board of Directors of FirstPlus Financial Group, Inc. (the “Company”) terminated the Company’s Stock Option Plan (the “Plan”).  The Plan provided for the issuance of awards of stock options and restricted stock.  As adopted, an aggregate of 4,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) was reserved for issuance under the Plan.  The termination of the Plan may not substantially impair any Option or Restricted Stock previously granted to any Optionee or Grantee without the consent of such Optionee or Grantee. At the time the Plan was terminated, one optionee held an option to purchase up to 470,000 shares of Common Stock, which is unaffected by the termination of the Plan and will expire on December 12, 2016.

Any capitalized terms used herein not otherwise defined have the meanings attributed to them in the Plan.  A copy of the Plan was filed with the Securities and Exchange Commission as Exhibit 10.15 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2007

FIRSTPLUS FINANCIAL GROUP, INC.

	By:	/s/ William Handley
		Name:	William Handley
		Title:	Chief Financial Officer